UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2019 (January 11, 2019)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 East 44th Street, 12th Floor

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Greenbacker Renewable Energy Company LLC Acquires a “To Be Constructed” 60.0-Megawatt DC Solar Project in Nevada from Summit Turquoise LLC

Greenbacker Renewable Energy Company LLC (the “Company”) announced today that on January 11, 2019, the Company purchased Turquoise Nevada LLC (“Turquoise Nevada”), a “to be constructed” 60.65-megawatt (DC) solar project located in Washoe County, Nevada, from a wholly owned subsidiary of Sumitomo Corporation of Americas (“SCOA”). Turquoise Nevada is estimated to start construction in early 2019 and achieve commercial operations in Q4 2019. Once operational, Turquoise Nevada will sell 100% of generated electricity through a 25-year fixed-price power purchase agreement with a large regulated utility. Whitehall & Company advised SCOA on the sale of Turquoise Nevada with Holland and Hart acting as legal counsel to SCOA and Stoel Rives acting as legal counsel to Greenbacker. Estuary Capital Advisors LLC initiated greenfield development of the Turquoise Nevada project and acted as development advisor prior to the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2019	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director